UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 4, 2008

SOLITARIO RESOURCES CORPORATION
(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation or organization)	0-05602 (Commission File Number)	84-1285791 (I.R.S. Employer Identification No.)

4251 Kipling Street, Suite 390
Wheat Ridge, CO 80033
(Address of principal executive offices)

Registrant's telephone number, including area code: Registrant's facsimile number, including area code:	(303) 534-1030 (303) 534-1809

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Votorantim Agreement on Chambara

Solitario Resources Corporation has entered into an agreement, through its wholly owned subsidiary, Minera Solitario Peru, S.A.C. (both companies "Solitario") with Votorantim Metais - Cajamarquilla S.A. ("Votorantim Metais") on its Chambara regional zinc project in northern Peru (the "Agreement"). The Chambara project consists of approximately 60,000 hectares of mineral rights concessions distributed within an agreed upon Area Of Interest ("AOI") measuring 200 kilometers in a north-south direction and 85 kilometers in an east-west direction.

Under the Agreement, Solitario has contributed 9,300 hectares of mineral rights that included four prospects with significant high-grade zinc mineralization at surface and a regional geologic and geochemical data base collected covering much of the AOI, to a newly-formed Peruvian subsidiary, Minera Chambara, S.A.C. ("Minera Chambara"). Votorantim Metais will contribute 51,000 hectares of mineral rights within the AOI to Minera Chambara, subject to a two-month due diligence period. Minera Chambara will be 85%-owned by Solitario and 15%-owned by Votorantim Metais.

Votorantim Metais will be the operator of all exploration and development within the AOI. Any new properties acquired by Votorantim Metais during its exploration program will become an asset of Minera Chambara.

Terms of the Agreement include an option for Votorantim Metais to earn a 49% interest in Minera Chambara by spending a total of $6.25 million on exploration over seven years. Votorantim Metais will then have the right to earn an additional 21% (total 70%) by funding a feasibility study and arranging construction financing for Solitario's 30%-interest. Solitario would repay the construction loan facility through 80% of its cash flow distributions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by the Agreement attached as Exhibit 10.1

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS
(d) Exhibits	Exhibit Description
10.1

Framework Agreement for the Exploration and Potential Development of Mining Properties relating to the Chambara project in Peru, between Solitario Resources Corporation, Minera Solitario Peru, S.A.C., and Votorantim Metais - Cajamarquilla S.A. dated April 4, 2008.

99.1	Solitario Resources Corporation press release regarding Chambara Zinc Project dated April 8, 2008

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SIGNATURES      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

April 16, 2008

Solitario Resources Corporation

By:	/s/ James R. Maronick
James R. Maronick, CFO

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